EXHIBIT 10(a)

                       EMPLOYMENT AGREEMENT


     This Employment Agreement made this 31st day of December, 1995, by and between Ronald Isaacson ("Employee") and Mid-Wisconsin Financial Services, Inc. ("Employer").


                        W I T N E S S E T H

     WHEREAS, Employee has been employed by Employer as Chairman of the Board of Directors of Mid-Wisconsin Bank; and

     WHEREAS, Employee has informed Employer that he intends to voluntarily retire effective December 31, 1996; and

     WHEREAS, in order to effectuate a smooth transition of the duties of Chairman of the Board to Employee's successor in that position, Employer desires to retain the services of Employee and to receive the benefit of Employee's knowledge, experience, reputation, and contacts. Employer is willing to offer Employee continued employment under the terms and conditions set forth below.

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. EMPLOYMENT: Subject to the terms and conditions hereafter set forth, effective January 1, 1996, Employer hereby agrees to employ Employee in the position of Chairman of the Board of Directors of Mid-Wisconsin Bank, a part-time position requiring 25% of full-time employment, and Employee hereby accepts such employment. The percentage of full-time employment can be changed by mutual consent of both parties.

     2. TERM: Except in the case of earlier termination as hereinafter specifically provided, this Agreement shall be effective as of January 1, 1996, and continue until December 31, 1996 ("employment term"). This Agreement shall be automatically renewed for additional one year periods unless either party serves written notice on the other party not less thirty (30) days prior to the expiration date, or any subsequent expiration thereafter, specifying a desire to modify or terminate this Agreement.

     3. DUTIES: Throughout the employment term, Employee shall devote a minimum of 520 hours per year (less any vacation and sick leave) to the affairs of the Employer. Duties are to include, but are not limited to, strategic planning with Executive Management, meeting leadership and direction, will serve as a reporting mechanism to the Board from Executive Management, holding company duties including mergers and acquisitions and stockholder relations. Employee shall at all times during employment hereunder conduct himself in a manner consistent with his position with Employer and shall not knowingly perform any act contrary to the best interest of Employer.

     4. SALARY: Employer shall pay Employee for all services rendered hereunder a salary of Twenty-nine Thousand Five Hundred and No/100ths Dollars ($29,500.00) per year. Such salary will be paid in accordance with the usual manner of payment for employees of Employer.

     5. BONUS: Employee will be eligible for a senior officer bonus under the current Employer plan. At the time of actual retirement, Employee shall be paid for any accrued but unpaid bonuses.

     6. STOCK OPTIONS: Employee will be eligible for a stock option under the current Employer plan. At the time of actual retirement, Employee shall be eligible to exercise all accrued but unexercised stock options.

     7. FRINGE BENEFITS: Employee will be entitled to participate in such medical, accident, health, retirement, and other fringe benefit plans, in accordance with their terms, as shall be made available by Employer generally to employees and Employer shall pay such premiums arising with respect to Employee's coverage as it pays generally for employees of the same class prorated based upon the percentage of Employee's employment as compared to full-time.

     8. EXPENSES: Employer will reimburse Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement consistent with the policies of Employer.

     9. TERMINATION: Either Employer or Employee can terminate employment at any time during the term of this Agreement, with or without cause, upon providing not less than thirty (30) days written notice to the other party specifying the effective date of termination.

     10. ARBITRATION: In the event any difference of opinion or dispute arises between Employee and Employer with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, such dispute shall be submitted to and determined by arbitration in accordance with the provisions of the arbitration agreement, which is attached hereto and incorporated herein by reference as Exhibit "A".

     11. VOLUNTARY EARLY RETIREMENT: In the event Employee elects to voluntarily retire during the employment term or at the end of the employment term, Employer agrees to pay Employee a severance benefit of one (1) week of severance pay for each full year of service as of the date of retirement, subject to the terms and conditions hereinafter set forth in this paragraph. The severance pay shall be calculated by averaging the highest five
          (5) years of employment compensation less any profit sharing paid during that period. In consideration for the severance pay and as a condition of receiving such pay, Employee understands that he will be required to execute a severance agreement and release, a copy of which is attached hereto and incorporated herein by reference as Exhibit "B", before any severance benefits will be paid.

     12. DEATH BENEFIT: In the event Employee dies during the term of this Agreement or during any period after the expiration of this Agreement in which Employee is receiving severance pay pursuant to paragraph 11, Employer will pay to such beneficiary as Employee shall designate by instrument in writing, filed with Employer during Employee's lifetime, or to Employee's estate if no beneficiary has been so designated, a death benefit to be computed and paid in a lump sum as follows:

               Commencing with the month following the month in which Employee's death occurs, Employer shall pay to Employee's designated beneficiary, or Employee's estate, as the case may be, one (1) week of death benefits for each year of service at the date of death. The death benefit shall be calculated by averaging the highest five (5) years of employment compensation paid to Employee less any profit sharing. If employee dies during a period after the expiration date of this Agreement in which Employee is receiving severance pay, the death benefit shall be reduced by an amount equal to the severance pay paid up to the date of death.

     13. ASSIGNMENT: This Agreement is personal to Employee and Employer and neither party may assign or delegate any of their rights or obligations hereunder without first obtaining the written consent of the other party.

     14. AMENDMENTS AND WAIVERS: No amendments or additions to the Agreement shall be binding unless in writing and signed by both parties. The waiver of either party of a breach or violation of any part of this Agreement shall not operate or be construed to be a waiver of any subsequent breaches thereof.

     15. SEVERABILITY: If any provision of this Agreement is deemed to be invalid or unenforceable, it shall be severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. If such provision shall be deemed invalid or unenforceable because of its scope or breath, such provisions shall be deemed valid or enforceable to the extend of the scope and breath permitted by law.

     16. APPLICABLE LAW: This Agreement and all rights and obligations of Employer and Employee with respect to it, shall be construed in accordance with, and govern by, the laws of the state of Wisconsin.

     17. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties and contains all the agreements between them with respect to the subject matter hereof. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof. The terms and conditions of this Agreement may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by the parties hereto.

     The parties have executed, in duplicate, the above employment agreement on the date and year first above-written.



                                    RONALD ISAACSON
                                    Ronald Isaacson

                                    MID-WISCONSIN FINANCIAL SERVICES, INC.


                                    By: JAMES PETERSON
                                        James Peterson, Chairman of the
                                        Board

                       ARBITRATION AGREEMENT


 1.  SCOPE OF ARBITRATION

     The parties agree to submit to arbitration, in accordance with these provisions, any and all disputes arising from or related to the termination of the employment relationship between the parties including but not limited to, claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Acts of 1964 and 1991, the Wisconsin Fair Employment Act, or any other claims of discrimination under state or federal law; breach of contract, wrongful discharge, common law tort violations, or violations of state or federal statutory rights. The parties further agree that the arbitration process agreed upon herein shall be the exclusive means for resolving all disputes made subject to arbitration herein.

 2.  GOVERNING LAW

     Notwithstanding any other choice of law provisions in the Agreement, the interpretation and enforcement of the arbitration provisions of this Agreement shall be governed exclusively by the Federal Arbitration Act,
 (FAA), 9 U.S.C. <section><section> 1 et seq., provided that they are enforceable under the FAA, and shall otherwise be governed by the law of the State of Wisconsin.

 3.  TIME LIMITS ON SUBMITTING DISPUTES

     The parties agree and understand that one of the objectives of this arbitration agreement is to resolve disputes expeditiously as well as fairly, and that it is the obligation of both parties, to those ends, to raise any disputes subject to arbitration hereunder in an expeditious manner. Accordingly, the parties agree to waive all statutes of limitations that might otherwise be applicable and agree further that, as to any dispute that can be brought hereunder, a demand for arbitration must be postmarked or delivered in person to the other party no later than thirty (30) days after the employment relationship is terminated. In the absence of a timely submitted written demand for arbitration, an arbitrator has no authority to resolve the disputes or render an award and no arbitrator has authority hereunder to determine the timeliness of an arbitration demand.

 4.  AMERICAN ARBITRATION ASSOCIATION RULES APPLY AS MODIFIED HEREIN

     Any arbitration hereunder shall be conducted under the Model
 Employment Procedures of the American Arbitration Association (AAA), as modified herein.

 5.  INVOKING ARBITRATION

     Either party may invoke the arbitration procedures described herein, by submitting to the other, in person or by mail, a written demand for arbitration, containing a statement of the matter to be arbitrated sufficient to establish the timeliness of the demand. The parties shall then have fourteen days within which they may identify a mutually agreeable arbitrator. After the fourteen-day period has expired, the parties shall prepare and submit to the American Arbitration Association a joint submission, with each party to contribute half of the appropriate administrative fee. In their submission to the AAA, the parties shall either designate a mutually acceptable arbitrator or request a panel of arbitrators from the AAA according to the procedure described in Section 6 below.

 6.  ARBITRATOR SELECTION

     In the event the parties cannot agree upon an arbitrator within fourteen days after the demand for arbitration is received, their joint submission to the AAA shall request a panel of nine arbitrators who are practicing attorneys with professional experience in the field of labor and/or employment law, and the parties shall attempt to select an arbitrator from that panel according to AAA procedures. In the event that the parties are unsuccessful, they shall request a second panel of nine comparably qualified arbitrators and repeat the selection process. If the parties remain unable to select an arbitrator, then they shall request from AAA a third panel of three comparably qualified arbitrators, from which the AAA shall reject the least preferred candidate of each party, and select the candidate with the highest joint ranking of the parties.

     In the event of the death or disability of an arbitrator, the parties shall select a new arbitrator as provided above. The substitute arbitrator shall have the power to determine the extent to which he or she shall act on the record already made in arbitration.

 7.  PREHEARING PROCEDURES

     In order to achieve the objectives of a just, fair, and expeditious resolution of the dispute, the arbitrator shall promptly conduct, upon accepting assignment as arbitrator, a preliminary hearing, at which each party shall be entitled to submit a brief statement of their respective positions, and at which the arbitrator shall establish a timetable for prehearing activities and the conduct of the hearing, and may address initial requests from the parties for prehearing disclosure of information. At the preliminary hearing and/or thereafter, the arbitrator shall have the discretion and authority to order, upon request or otherwise, the prehearing disclosure of information to the parties, including, without limitation, production of requested documents, exchange of witness lists and summaries of the testimony of proposed witnesses, and examination by deposition of potential witnesses. Pursuant to these same objectives, the arbitrator shall have the authority, upon request or otherwise, to conference with the parties or their designated representatives concerning any matter, and to set or modify timetables for all aspects of the arbitration proceeding.

 8.  STENOGRAPHIC RECORD

     There shall be a stenographic record of the arbitration hearing, unless the parties agree to record the proceedings by other reliable means. The costs of recording the proceedings shall be borne equally by both parties.

 9.  LOCATION

     Unless otherwise agreed by the parties, arbitration hearings shall take place in Wausau, Wisconsin, at a place designated by the AAA.

 10. POSTHEARING BRIEFS

     After the close of the arbitration hearing, and on any issue concerning prehearing procedures, the arbitrator shall allow the parties to submit written briefs.

 11. CONFIDENTIALITY

     All arbitration proceedings hereunder shall be confidential. Neither party shall disclose any information about the evidence adduced by the other in the arbitration proceeding or about documents produced by the other in connection with the proceeding, except in the course of a judicial, regulatory, or arbitration proceeding, or as may be requested by governmental authority. Before mailing any disclosure permitted by the preceding sentence, the party shall give the other party reasonable written notice of the intended disclosure and an opportunity to protect its interests. Expert witnesses and stenographic reporters shall sign appropriate nondisclosure agreements.

 12. COSTS

     Each party shall be responsible for its costs incurred in any arbitration, and the arbitrator shall not have authority to include all or any portion of said costs in an award, regardless of which party prevails. The costs and fees of the arbitrator and of the AAA shall be borne equally by the parties.

 13. REMEDIES

     The arbitrator shall have authority to award any remedy or relief that a court of the State of Wisconsin could grant in conformity to applicable law.

 14. LAW GOVERNING THE ARBITRATOR'S AWARD
     In rendering an award, the arbitrator shall determine the rights and obligations of the parties according to federal law and the substantive law of the State of Wisconsin (excluding conflicts of laws principles), and the arbitrator's decision shall be governed by state and federal substantive law, including state and federal discrimination laws, as though the matter were before a court of law.

 15. WRITTEN AWARDS AND ENFORCEMENT

     Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The parties agree that a competent court shall enter judgment upon the award of the arbitrator, provided it is in conformity with the terms of this Agreement.

 16. DISCLAIMER OF EMPLOYMENT RIGHTS

     It is understood and agreed by the parties that their agreements herein concerning arbitration do not contain, and cannot be relied upon by the employee to contain, any promises or representations concerning the duration of the employment relationship, or the circumstances under or procedures by which the employment relationship may be terminated.

                                                        EXHIBIT B

                  SEVERANCE AGREEMENT AND RELEASE

     This Severance Agreement and Release (hereinafter "Agreement"), is entered into between Mid-Wisconsin Financial Services, Inc., (hereinafter "Company") and Ronald Isaacson (hereinafter "Employee").

     This Agreement shall not in any way be regarded as an admission by the Company that it has acted wrongfully toward Employee. Also, this Agreement shall not be regarded as an admission by the Company that Employee has any rights against the Company. Indeed, the Company specifically denies any liability to, or wrongful act against Employee.

     Employee understands and agrees that his employment with the Company terminated as of _______________________, 19__.

     Employee represents that he has not filed any complaints, charges, or lawsuits against the Company with any governmental agency or any court. However, Employee shall have the right to file a lawsuit for the sole purpose of enforcing Employee's rights under this Agreement.

     In consideration for the terms and considerations set forth in this Agreement, the Company agrees to pay to Employee ________ weeks of severance pay at the gross sum of $____________ per ____________ as a severance benefit, over and above what is required by law and company policies. Employee understands the Company will deduct from this gross sum federal and state withholding taxes and other deductions the company is required by law to make from wage payments to employees.

     In consideration for the severance payment, the Employee agrees to release the Company, and each of its past and present directors, managers, officers, shareholders, agents, employees, subsidiaries, divisions, affiliates, successors, and assigns from all claims or demands the Employee may have based upon the Employee's employment with the Company or the termination of that employment. This includes a release of any rights or claims Employee may have under the Age Discrimination Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Wisconsin Fair Employment Act, or any other federal, state or local laws or regulations which prohibit employment discrimination. This also includes a release by the Employee of any claims for wrongful discharge or any other claims under any state, local or common law relating in any way to the employment relationship. This release covers both claims that the Employee knows about or those he may not know about.

     This release does not include, however, a right or claim which might arise after the date this Agreement is signed. In addition, this release does not include a release of Employee's right to vested pension benefits under the company's pension plan. However, none of the payments made to the Employee under the terms of this Agreement are considered qualified earnings for the purpose of the pension plan.

     The Employee promises never to file a charge or lawsuit asserting any claims that are released herein. If the Employee breaks this promise, the Employee agrees to pay for all costs incurred by the company, including reasonable attorneys' fees, in defending against the Employee's claim.

     Federal law provides that the Employee may have 21 days from the receipt of this Agreement, to review and consider this Agreement before signing it. The Employee understands that he may use as much of this 21-day period as he wishes prior to signing. Federal law further provides that Employee may revoke this Agreement within 7 days of the Employee signing it. Revocation must be made by delivering a written notice of revocation to _________________________________. For this revocation to be effective, written notice must be received by _______________________ no later than the close of business on the 7th day after Employee signs this Agreement. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the severance pay.

     Federal law also requires the Company to advise the Employee to consult with an attorney before signing this Agreement. Employee understands that whether or not to do so is the Employee's decision.

     This is the entire Agreement between the Employee and the Company. The Company has made no promises to the Employee other than those in this Agreement.

     THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

     THIS AGREEMENT HAS BEEN AGREED TO AND BEEN SIGNED VOLUNTARILY AND
 KNOWINGLY.



                                     ___________________________________
                                     Signed:  Ronald Isaacson

                                     Dated: ____________________________


 STATE OF ________________)
                          )  ss.
 COUNTY OF _______________)

     Personally came before me this _____ day of ____________, 19__, the above-named __________________________________, to me known to be the person who executed the foregoing Severance Agreement and Release and acknowledges the same.



                                     ___________________________________
                                     ____________________, Notary Public
                                     _________________ County, _________
                                     My Commission ____________________.

                                     MID-WISCONSIN FINANCIAL SERVICES, INC.


                                     By:________________________________
                                          (Name of Company Official)

                                     Dated: ____________________________

 STATE OF ________________)
                          ) ss.
 COUNTY OF _______________)

     Personally came before me this _____ day of _____________, 19__, the above-named _____________________________________, to me known to be the person who executed the foregoing Severance Agreement and Release and acknowledges the same.




                                     ___________________________________
                                     ____________________, Notary Public
                                     ________________ County, __________
                                     My Commission ____________________.